Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Suncor Energy Inc.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/28/2025
Reporting Entity ESTMA Identification Number	E405435		◉ Original Submission
○ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:

E368056 Petro-Canada Terra Nova Partnership,
E014222 Petro-Canada Hibernia Partnership,
E294659 Petro-Canada Hebron Partnership,
E984046 Canadian Oil Sands Partnership,
E991999 Fort Hills Energy Limited Partnership,
E761283 Suncor Energy Oil Sands Limited Partnership,
E718793 Suncor Energy Offshore Exploration Partnership,
E895970 Suncor Energy Ventures Partnership

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Kris Smith				Date	5/28/2025
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Suncor Energy Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E405435
Subsidiary Reporting Entities (if necessary)

E368056 Petro-Canada Terra Nova Partnership,
E014222 Petro-Canada Hibernia Partnership,
E294659 Petro-Canada Hebron Partnership,
E984046 Canadian Oil Sands Partnership,
E991999 Fort Hills Energy Limited Partnership,
E761283 Suncor Energy Oil Sands Limited Partnership,
E718793 Suncor Energy Offshore Exploration Partnership,
E895970 Suncor Energy Ventures Partnership

Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada		1,218,910,000	40,140,000	680,000	-	-	-	-	1,259,730,000
Canada	Canada Newfoundland and Labrador Offshore Petroleum Board		-	-	1,210,000	-	-	-	-	1,210,000
Canada -Alberta	Athabasca Chipewyan First Nation		-	-	2,750,000	-	-	-	-	2,750,000
Canada -Alberta	Fort Chipewyan Metis Nation		-	-	290,000	-	-	-	-	290,000
Canada -Alberta	Fort McKay First Nation		-	-	2,300,000	-	-	-	-	2,300,000
Canada -Alberta	Fort McKay Metis Nation		-	-	400,000	-	-	-	-	400,000
Canada -Alberta	Fort McMurray 468 First Nation		-	-	170,000	-	-	-	-	170,000
Canada -Alberta	Fort McMurray Metis Local 1935		-	-	150,000	-	-	-	-	150,000
Canada -Alberta	Province of Alberta		447,080,000	2,567,590,000	55,410,000	-	-	-	-	3,070,080,000
Canada -Alberta	Mikisew Cree First Nation		-	-	990,000	-	-	-	-	990,000
Canada -Alberta	Municipality of Wood Buffalo		114,220,000	-	-	-	-	-	-	114,220,000
Canada -Alberta	Chipewyan Prairie First Nation		-	-	170,000	-	-	-	-	170,000
Canada -Alberta	Willow Lake Metis Association		-	-	150,000	-	-	-	-	150,000
Canada -Alberta	Conklin Metis Local 193		-	-	140,000	-	-	-	-	140,000
Canada -Newfoundland and Labrador	Province of Newfoundland and Labrador		-	244,590,000	-	-	-	-	-	244,590,000	Includes royalties paid in relation to the Hibernia Base, Hibernia Extension, Terra Nova, White Rose and Hebron projects.
Canada -Quebec	Province of Quebec		99,210,000	-	-	-	-	-	-	99,210,000

Libya	Government of Libya	National Oil Corporation	236,640,000	267,700,000	-	-	13,700,000	-	-	518,040,000

Taxes & Royalties taken in kind and converted to cash basis using the same methodology (fair market value) as Suncor Energy Inc.'s 2024 consolidated financial statements.

Translated using the financial year average foreign exchange rates: 1 USD : 1.3698 CAD.

United Kingdom of Great Britain and Northern Ireland	Her Majesty’s Government of the United Kingdom of Great Britain and Northern Ireland	Her Majesty's Revenue and Customs Cumbernauld	14,730,000	-	-	-	-	-	-	14,730,000	Translated using the financial year average foreign exchange rate: 1 GBP : 1.7504 CAD.

Additional Notes:	- All payments are reported in Canadian dollars. - All amounts have been rounded to the nearest $10,000 CAD.
[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Suncor Energy Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E405435
Subsidiary Reporting Entities (if necessary)

E368056 Petro-Canada Terra Nova Partnership,
E014222 Petro-Canada Hibernia Partnership,
E294659 Petro-Canada Hebron Partnership,
E984046 Canadian Oil Sands Partnership,
E991999 Fort Hills Energy Limited Partnership,
E761283 Suncor Energy Oil Sands Limited Partnership,
E718793 Suncor Energy Offshore Exploration Partnership,
E895970 Suncor Energy Ventures Partnership

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Alberta	Base Mine	15,390,000	472,150,000	12,520,000	-	-	-	-	500,060,000
Canada -Alberta	Firebag	29,200,000	1,595,900,000	5,380,000	-	-	-	-	1,630,480,000
Canada -Alberta	MacKay River	3,260,000	179,150,000	2,730,000	-	-	-	-	185,140,000
Canada -Alberta	Fort Hills	65,620,000	320,380,000	22,700,000					408,700,000
Canada -Newfoundland and Labrador	Hebron	-	86,320,000	-	-	-	-	-	86,320,000
Canada -Newfoundland and Labrador	Hibernia	-	193,890,000	-	-	-	-	-	193,890,000	Hibernia Base and Extension projects have been combined for the purposes of this report.
Canada -Newfoundland and Labrador	Terra Nova	-	3,930,000	1,210,000	-	-	-	-	5,140,000
Canada -Newfoundland and Labrador	White Rose	-	600,000	-	-	-	-	-	600,000
Libya	Libya	236,640,000	267,700,000	-	-	13,700,000	-	-	518,040,000

Taxes & Royalties taken in kind and converted to cash basis using the same methodology (fair market value) as Suncor Energy Inc.'s 2024 consolidated financial statements.

Translated using the financial year average foreign exchange rates: 1 USD : 1.3698 CAD.

United Kingdom of Great Britain and Northern Ireland	U.K. Oil & Gas Taxes	14,730,000	-	-	-	-	-	-	14,730,000	Translated using the financial year average foreign exchange rate: 1 GBP : 1.7504 CAD.
Canada	Other	740,000	-	20,280,000	-	-	-	-	21,020,000	Includes Emerging properties in the Oil Sands business unit (Meadow Creek, Lewis, Voyageur, Chard, Dover, and Polaris)

Additional Notes[3]:	- All payments are reported in Canadian dollars. - All amounts have been rounded to the nearest $10,000 CAD.
1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.